                                                                Exhibit 10.10(a)


                             EMPLOYMENT AGREEMENT
                                    BETWEEN
                       HARBORSIDE HEALTHCARE CORPORATION
                                      AND
                              STEPHEN L. GUILLARD
                  __________________________________________


          This EMPLOYMENT AGREEMENT is dated as of the ___ day of _____________, 1996 (the "Agreement") by and between HARBORSIDE HEALTHCARE CORPORATION, a Delaware corporation with offices located at 470 Atlantic Avenue, Boston, Massachusetts 02110 (the "Company") and STEPHEN L. GUILLARD, an individual residing at 11 Powder House Road, Dover, Massachusetts 02030 (the "Executive").

          WHEREAS the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment;

          WHEREAS the Executive desires to accept such employment and enter into such an Agreement;

          WHEREAS the Board of Directors of the Company (the "Board") considers it essential to the best interests of the Company and the best interests of its stockholders to retain and foster the continued employment of the Executive by the Company during the term of this Agreement; and

          WHEREAS the Executive is willing to accept and continue his employment with the Company on the terms hereinafter set forth in this Agreement;

          NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein and for other good ad valuable consideration, the parties hereto agree as follows:

          1.  Term of Employment.  Subject to the provisions of Section 7, the
              ------------------
Executive shall be employed by the Company for a period (the "Employment Term") commencing on ________ ,1996 [the effective date of the IPO] (the "Commencement Date") and ending on the second anniversary of the Commencement Date; provided
                                                                      --------
that the Employment Term shall be automatically renewed for successive one-year periods on each anniversary of the Commencement Date thereafter unless either party hereto gives the other party written notice in accordance with Section 11(g) no later than sixty (60) days prior to such anniversary of the Commencement Date of its election not to so renew the Employment Term for the additional one-year period.

          2. Positions.
             ---------

          (a) The Executive shall serve as the President and Chief

Executive Officer of the Company. In such position, the Executive shall have such duties and authority as shall be determined from time to time by the Board of Directors and shall report directly to the Board.

          (b) During the term of his employment hereunder, the Executive will devote substantially all of his business time and best efforts to the performance of his duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict with the rendition of such services either directly or indirectly, without the prior written consent of the Board; that nothing herein shall be deemed to preclude the Executive from continuing to serve on the Board of Directors of any business corporation or any charitable organization on which he now serves and which have been identified to the Board in writing or from accepting appointment to additional Boards of Directors, provided that the Executive notify the Board in writing identifying any such additional appointments and that such activities do not materially interfere with the performance of the Executive's duties hereunder and do not otherwise violate the provisions set forth in Section 8.

          3.  Base Salary.  Subject to the provisions of Section 7, the Company
              -----------
shall pay the Executive an annual base salary at the initial annual rate of $310,000.00, payable in regular installments in accordance with the Company's usual payment practices during the Employment Term. The annual base salary may be increased, but not decreased, from time to time in the discretion of the compensation committee of the Board (the "Compensation Committee"). Such base salary, as in effect from time to time, is hereinafter referred to as the "Base Salary".

          4.  Bonus.  Subject to the provisions of Section 7, with respect to
              -----
each calendar year, all or part of which falls within the Employment Term, the Executive will be entitled to an annual bonus in such amount, and based upon such terms and conditions, as are determined by the Compensation Committee in its sole discretion; provided that the Executive will be guaranteed a minimum
                     --------
bonus with respect to each such calendar year equal to fifteen percent (15%) of the Base Salary as in effect on the first day of such calendar year, subject to pro-rata reduction to reflect any partial calendar year contained within the Employment Term.

          5.  Employee Benefits.  Subject to the provisions of Section 7, during
              -----------------
the Employment Term the Executive shall be provided such employee benefits (including fringe benefits, vacation benefits, retirement plan participation and life, health, accident and disability insurance) as may be in effect from time to time for employees of the Company on the same basis as those benefits are generally made available to other senior

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executives of the Company. Notwithstanding the preceding provisions, the Company shall pay for and provide to the Executive the following benefits: life insurance equal to twice the Executive's Base Salary; and health insurance coverage comparable to that provided to the Executive on January 1, 1996 by Harborside Healthcare Limited Partnership.

          6.  Business Expenses.  Reasonable travel, entertainment and other
              -----------------
business expenses incurred by the Executive in the performance of his duties hereunder shall be promptly reimbursed by the Company in accordance with Company policies.

          7.  Termination.
              -----------

          (a)  For Cause By The Company .  The Executive's employment hereunder
               -------------------------
and the Employment Term may be terminated by the Company for "Cause". For purposes of this Agreement, "Cause" shall mean on account of any of the following: the Executive's being indicted for a felony (exclusive of any felony relating to negligent operation of a motor vehicle); breach of duty of loyalty which is detrimental to the Company involving personal profit to the Employee; willful failure to perform or adhere to explicitly stated duties or guidelines of employment or to follow the directives of the Board (which are not unlawful to perform or adhere to and which are within the scope of the Executive's duties) following a written warning that if such failure continues it will be deemed a basis for a "for cause" dismissal; or gross negligence in the performance of such duties, or willful misconduct which is injurious to the Company. If the Executive's employment hereunder and the Employment Term are terminated by the Company for Cause, the Executive shall be entitled (i) to receive in cash his Base Salary accrued through the date of such termination of employment and (ii) to reimbursement for any unreimbursed business expenses properly incurred by the Executive prior to the date of such termination of employment. Following such termination of the Executive's employment by the Company for Cause, except as set forth in this Section 7(a), the Company shall have no further obligations to the Executive hereunder. All other benefits, if any, due the Executive following his termination of employment by the Company for Cause shall be determined in accordance with the employee benefit plans and written policies of the Company.

          (b)  Disability Or Death.
               -------------------

          The Executive's employment hereunder and the Employment Term shall terminate upon the Executive's death and, at the election of the Company, if the Executive suffers a "Disability". For purposes of this Agreement "Disability" shall mean any condition that would result in the Executive being treated as disabled under the Company's long-term disability policy, or if there shall be no such policy in effect, if the Executive becomes physically or mentally incapacitated and is therefore unable for a period of three (3) consecutive months or for an aggregate of six (6) months during any consecutive eighteen (18) month period during the Employment Term (including any renewal thereof) to perform his duties hereunder. Any question as to the existence of the Disability of the Executive as to which the Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Executive and the Company.

          Upon the termination of the Executive's employment hereunder and the Employment Term by the Company due to the Executive's Disability or due to the Executive's death, the Executive or his estate (as the case may be) shall continue to receive (i) payment of the Base Salary in monthly installments for a period of twelve months following the date of such termination of employment and
(ii) reimbursement for any unreimbursed business expenses properly incurred by the Executive prior to the date of such termination of employment; provided that
                                                                   --------
the amount of such continued monthly payments of Base Salary shall be reduced by the aggregate amount of payments received or to be received by the Executive for the twelve months following the date of such termination of employment under any disability insurance policy or program maintained by the Company or its affiliates to the extent the premiums for such disability insurance policy are not paid for by the Executive. Except as set forth in this Section 7(b), following such termination of the Executive's employment due to death or Disability the Company shall have no further obligations to the Executive hereunder. All other benefits, if any, due the Executive following his termination of employment by the Company due to death or Disability shall be determined in accordance with the employee benefit plans and written policies of the Company.

          (c) Without Cause By The Company.  The Executive's employment
              ----------------------------
hereunder and the Employment Term may be terminated by the Company without Cause. A Constructive Termination shall be treated in the same manner as a termination by the Company without cause. For purposes of this Agreement, a "Constructive Termination" means any termination of this Agreement by written resignation of the Executive where such resignation occurs within three months after the occurrence of any of the circumstances identified below in this sentence, provided that such termination was not for Cause and occurred not sooner than ten calendar days after written notice is given by the Executive to the Company specifying the circumstance believed by the Executive to constitute Constructive Termination and the Company fails to cure or remedy the triggering circumstance within such ten day period: a substantial reduction in the Executive's responsibility and/or position with the Company; a reduction in the Executive's Base

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

Salary; or a relocation of the Company's principal business office out of the greater Boston metropolitan area.

          If the Executive's employment hereunder and the Employment Term are terminated by the Company without "Cause" (other than by reason of Disability or death), then (i) subject to the Executive's continued compliance with the provisions set forth in Sections 8 and 9, the Executive shall continue to receive his Base Salary in monthly installments for twenty-four months from the date of termination; and (ii) the Executive shall be entitled to reimbursement for any unreimbursed business expenses properly incurred by the Executive prior to the date of such termination of employment; provided that the amount of such
                                               --------
continued monthly payments of Base Salary shall be reduced by the aggregate amount of payments received or to be received by the Executive in connection with such termination of employment under any other severance or termination pay plan, policy or arrangement of the Company or its affiliates. Except as set forth in this Section 7(c), following termination of the Executive's employment by the Company without Cause the Company shall have no further obligations to the Executive hereunder. All other benefits, if any, due the Executive following his termination of employment by the Company without Cause shall be determined in accordance with the employee benefit plans and written policies of the Company.

          (d)  Voluntary Termination By The Executive.  The Executive may
               --------------------------------------
voluntarily terminate his employment hereunder and the Employment Term for any reason. If the Executive voluntarily terminates his employment hereunder with the Company during the Employment Term for any reason other than a Constructive Termination as defined in Section 7(c), such termination shall be treated for purposes of this Agreement in the same manner as a termination by the Company for Cause and the provisions of Section 7(a) shall apply. Except as expressly provided in Section 7(a), following such voluntary termination of the Executive's employment by the Executive the Company shall have no further obligations to the Executive hereunder. All other benefits, if any, due the Executive following his voluntary termination of employment shall be determined in accordance with the employee benefit plans and written policies of the Company.

          (e) Expiration Of The Employment Term.
              ---------------------------------

                (i) Unless otherwise agreed to by the parties in writing, in the event of the expiration of the Employment Term as a result of the Executive's notice to the Company electing not to renew the Employment Term pursuant to Section l, the Company shall have no further obligations hereunder and any continuation of the Executive's employment with the Company beyond the expiration of the Employment Term shall be deemed an employment at will and shall not be deemed to extend any of the provisions of this Agreement and the Executive's employment may thereafter be terminated at will by the Executive or the Company without further obligation of the Company hereunder. All other benefits if any, due the Executive following such expiration of the Employment Term or subsequent termination of the Executive's employment at will thereafter shall be determined in accordance with the employee benefit plans and written policies of the Company.

                (ii) In the event of the expiration of the Employment Term as a result of the Company's notice to the Executive electing not to renew the Employment Term pursuant to Section l, the expiration of the Employment Term shall be treated for purposes of this Agreement as a termination of the Executive's employment by the Company without Cause and the provisions of
Section 7(c) shall apply. Except as expressly provided in Section 7(c), following the expiration of the Employment Term as a result of the Company's notice to the Executive electing not to renew the Employment Term, the Company shall have no further obligations to the Executive hereunder. All other benefits, if any, due the Executive following such expiration of the Employment Term shall be determined in accordance with the employee benefit plans and written policies of the Company.

          (f)  Notice Of Termination.  Any purported termination of employment
               ---------------------
by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11(g) hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

          8.  Non-Competition/Non-Solicitation.
              --------------------------------

          (a) The Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates and accordingly agrees as follows:

                (i) Until the later to occur of [x] the termination of the employment of the Executive with the Company, and [y] the expiration of two years from the Commencement Date, whether or not the employment of the Executive by the Company shall have been terminated earlier for any reason, the Executive will not, directly or indirectly, either as an individual for his own account, or as a partner or joint venturer, or as an employee, agent, consultant, or salesman for any business, or as an officer, director, or stockholder of an entity, or otherwise (other than on behalf of the Company or its affiliates), engage in activities, whether for profit or otherwise, which are competitive with any line of business conducted during the term of the Executive's employment by the Company or any of its affiliates or with any line of business closely related to any line of business conducted during the term of the Executive's employment by the Company or any of its affiliates; provided
                                                                    --------
that the foregoing shall not prevent the Executive from owning one percent (1%) or less of the equity or debt securities of any entity, if such securities are listed for trading on a national securities exchange or are traded in the over-the-counter market;

                 (ii) Neither during the term of the Executive's employment with the Company or its affiliates nor at any time during the two year period following the termination of the Executive's employment with the Company or its affiliates for any reason, will the Executive directly or indirectly, either as an individual for his own account, or as a partner or joint venturer, or as an employee, agent, consultant, or salesman for any business, or as an officer, director, or stockholder of an entity, or otherwise (other than on behalf of the Company or its affiliates), own, manage, operate or market or seek to purchase, manage, operate or market, any nursing home, convalescent home, congregate care facility or similar long-term care facility manned or operated by the Company or its affiliates at the time of the termination of the Executive's employment with the Company or its affiliates, nor seek to win contracts or programs in favor of the Company or its affiliates in force at the time of the termination of the Executive's employment with the Company or its affiliates, nor take any action in connection with projects that the Company or any of its affiliates has begun at the time of the Executive's termination of employment; provided, that the
                                                          --------
foregoing shall not prevent the Executive from owning one percent (1%) or less of the equity or debt securities of any entity, if such securities are listed for trading on a national securities exchange or are traded in the over-the-counter market;

                 (iii) During the term of the Executive's employment hereunder, and for a period of two (2) years thereafter, the Executive will not directly or indirectly, without the prior written consent of the Company, induce, solicit or encourage any employee, consultant or agent of the Company or any of its affiliates to terminate his or her employment, consultancy or agency with the Company or any of its affiliates, and will not directly or indirectly employ, offer employment to, or offer to retain, or retain as a consultant or agent, any person who was employed by or retained as a consultant or agent of the Company or any of its affiliates unless (a) such person shall not have had a written employment agreement with the Company and shall have been engaged primarily in the provision to the Company of support or administrative services, or (b) such person shall have ceased to be employed or retained by the Company or any of its affiliates, as the case may be, for a period of at least 12 months; provided, however, that the preceding prohibition against activity by the Executive shall not apply to any independent contractor if the Executive's retention of such person would not impede or impair any continuing relationship between such person and the Company and/or its affiliates;

                 (iv) In the event of any dispute under this Agreement or otherwise relating to the Executive's relationship with the Company, any affiliate of the Company, or their respective principals or management, whether or not during the term of the Executive's employment with the Company or its affiliates or thereafter, the Executive, for a period of twelve months following termination of his employment for any reason, agrees not to seek to enjoin or otherwise seek to impede the purchase, sale, financing, refinancing, leasing, development, establishment or operation of any nursing home, convalescent home, congregate care facility or similar long-term care facility or any other business venture or entity in which any of such persons or entities had any interest or was seeking to acquire an interest at the time of the termination of the Executive's employment; and

                 (v) The Executive agrees that the Company has the right to use his name and picture in its promotional material during the period of his employment with the Company or its affiliates and, following such termination of the Executive's employment with the Company and its affiliates for any reason, until the Company's supply of such promotional material, both on hand and on order, has been exhausted; provided, that the Executive shall have the right, exercisable by written notice to the Company pursuant to Section 11(g) given within fifteen (15) days following such termination of the Executive's employment, to purchase at cost all promotional materials in which his name or picture is prominently displayed.

          (b) It is expressly understood and agreed that although the Executive and the Company consider the restrictions contained in this Section 8 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

          9.  Confidentiality/Intellectual Property.
              -------------------------------------

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

          (a) The Executive will not at any time (whether during or after his employment with the Company and its affiliates) disclose or use for his own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its affiliates, any trade secrets, information, data, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or the business and affairs of the Company or its affiliates generally; provided that the foregoing shall
                                            --------
not apply to information which is not unique to the Company or its affiliates or which is generally known to the industry or the public other than as a result of the Executive's breach of this covenant. The Executive agrees that upon termination of his employment with the Company for any reason, he will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company and its affiliates. The Executive further agrees that he will not retain or use for his account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or its affiliates.

          (b) It is understood that the Executive, his heirs and representatives will promptly make full disclosure and assign to the Company any ideas, discoveries, inventions, developments or improvements conceived or made by him either solely or jointly with others, during the period of the Executive's employment with the Company relating to Company business, development programs or contemplated interests. The Executive further agrees to assign to the Company, without any royalty payment therefor, all rights in inventions conceived or made by the Executive in the course of working on assigned duties or which relate directly to such assigned duties. At the Company's expense, but without requiring further compensation to the Executive, it is further understood that the Executive will cooperate in the preparation of patent applications, assignments, and other necessary matters in obtaining, defending, or enforcing proprietary rights of the Company.

          10.  Specific Performance/Other Remedies.  The Executive acknowledges
               -----------------------------------
and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of Section 8 or Section 9 would be inadequate and, in recognition of this fact, the Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to seek equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. In addition, and without prejudice to the Company's rights to specific performance described above, in the event of the Executive's breach of any of the provisions contained in Sections 8 or 9 above, if, following written notice from the Company of the alleged breach by the Executive, the Executive has not cured such breach within ten calendar days of such notice, then the Company shall cease, as of the date of such notice, to have any obligation to make further payments of compensation to the Executive hereunder.

     11.  Miscellaneous.
          -------------

     (a)  Governing Law. This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the Commonwealth of Massachusetts.

     (b)  Entire Agreement/Prior Agreements/Amendments.
          --------------------------------------------

          (i) This Agreement contains the entire understanding of the parties with respect to the employment of the Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth or referred to herein.

          (ii) The parties hereto hereby expressly agree and acknowledge that this Agreement shall, upon its execution, supersede in all respects any and all other employment agreements and other agreements (whether currently or previously in effect) between the Executive and the Company or any of its affiliates relating to the subject matter hereof (including, but not limited to, the matter of any right claimed by the Executive to equity interests in any corporation, partnership or other entity), and that any such other employment agreements or other agreements shall be void and of no further force and effect. Notwithstanding the foregoing language, any employee manual or handbook setting forth rules of general application to employees of the Company shall continue to apply to the employment of the Executive except to the extent inconsistent with the terms of this Agreement, which will control in the event of any inconsistency. Also notwithstanding the foregoing, the provisions of a certain Indemnification Agreement dated April 14, 1989 by and between the Executive and Berkshire Companies Limited Partnership, and a certain Indemnification Agreement dated April 14, 1989 between the Executive and HHCI Limited Partnership, shall continue to have effect hereafter with respect to events occurring prior to the Commencement Date, and the "NONNEGOTIABLE EMPLOYEE NOTE" dated as of ___________, 1996 given by the Executive to Harborside Healthcare Limited Partnership shall also continue in full force and effect.

                 (iii) This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

     (c) Freedom to Contract.  The Executive hereby represents and warrants to
         -------------------
the Company that he is free to enter into this Agreement and carry out his obligations hereunder without any conflict with any other agreement or understanding, whether currently or previously in effect, and that he has not made and will not make any agreement in conflict with this agreement.

     (d)  No Waiver.  The failure of a party to insist upon strict adherence to
          ---------
any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     (e)  Severability.  In the event that any one or more of the provisions of
          ------------
this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     (f)  Assignment. This Agreement shall not be assignable by the Executive
          ----------
and shall be assignable by the Company only with the consent of the Executive; provided that if the Company shall at any time be merged or consolidated into or with another corporation, or if substantially all of the assets of the Company are transferred to another corporation, the provisions of this Agreement shall be binding upon and inure to the benefit of the corporation resulting from such merger, consolidation or transfer.

     (g)  Notice.  For the purpose of this Agreement, notices and all other
          ------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when sent by telecopy if acknowledged by printed or return telecopy confirmation and (iii) when delivered, if mailed by United States registered mail, return receipt requested, postage prepaid, or by a commercial courier requiring signature for release thereof, in each case addressed to the respective addresses set forth on the execution page of this Agreement or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt; provided that
                                                                  --------
all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company.

     (h)  Mitigation.  The Executive shall not be required to mitigate the
          ----------
amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment be reduced by any compensation earned by the Executive as a result of employment by another employer or by retirement benefits after the date of termination or otherwise.

          (i)  Withholding Taxes.  The Company may withhold from any amounts
               -----------------
payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

          (j)  Counterparts.  This Agreement may be signed in counterparts, each
               ------------
of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                              HARBORSIDE HEALTHCARE
                                              CORPORATION


                                              By:
                                                 _____________________
                                              Name:
                                              Title:

                                              Company Address:

                                              Harborside Healthcare Corporation
                                              470 Atlantic Avenue
                                              Boston, MA 02110
                                              Telecopy:(617) 556-1565




                                              _________________________L.S.
                                              STEPHEN L. GUILLARD

                                              Executive Address:

                                              11 Powder House Road
                                              Dover, MA 02030